UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(D) of the Securities Exchange Act of 1934

SEPTEMBER 14, 2009

DATE OF REPORT (Date of earliest event reported)

IPTIMIZE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	00-52830	84-1471798
(State of Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification)

1720 Bellaire Street, Suite 200, Denver, CO 80222

(Address of principal executive offices, including zip code)

(303) 268-3600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01    Other events

On September 14, 2009, the Board of Directors of IPtimize, Inc., a Delaware corporation (the “Company”), determined to cease the Company’s operations effective immediately and proceed with orderly dissolution and sale of the Company’s assets. The Board determination was made after the Company had run out of cash to finance its operations and after it had not received the $2.5 million financing which the Company expected to receive following its execution of the loan documentation with BJC Corporation on August 6, 2009. Notwithstanding the lender’s apparent continuous assurances that the funding was forthcoming, none of such financing materialized as of the date hereof and as of September 11, 2009, the Company became unable to continue its operations. The Company also attempted to pursue other financing alternatives, but was not able to complete any of them in the timeframe presented.

The secured creditors of the Company have started foreclosure actions and the remaining assets of the Company are being readied for liquidation. The Board also authorized the management of the Company to seek bankruptcy protection.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Iptimize, Inc.

Date: September 17, 2009	By:	/s/ Donald W. Prosser
	Name:	Donald W. Prosser
	Title:	Chief Financial and Accounting Officer